LEUCADIA NATIONAL CORPORATION                                      Exhibit 21
Subsidiaries as of December 31, 2001
                                                          State/Country of
Name                                                        Incorporation
----                                                        -------------

CDS Devco, Inc.                                           California
San Elijo Ranch, Inc.                                     California
San Elijo Hills Construction Company                      California
Baldwin Enterprises, Inc.                                 Colorado
NSAC, Inc.                                                Colorado
RRP, Inc.                                                 Colorado
330 Mad. Parent Corp.                                     Delaware
AIC Financial Corporation                                 Delaware
American Investment Company                               Delaware
Baldwin-CIS L.L.C.                                        Delaware
BELLPET, Inc.                                             Delaware
CDS Holding Corporation                                   Delaware
Conwed Corporation                                        Delaware
Hawaii Ventures, LLC                                      Delaware
HWB 2507 Kalakaua, LLC                                    Delaware
Leucadia Aviation, Inc.                                   Delaware
Leucadia Cellars, Ltd.                                    Delaware
Leucadia Property Holdings, Ltd.                          Delaware
LNC Investments, Inc.                                     Delaware
LUK-Asia LLC                                              Delaware
LUK-Fidei LLC                                             Delaware
LUK-Flats LLC                                             Delaware
LUK-HY Fund, LLC                                          Delaware
LUK-Israel LLC                                            Delaware
LUK-Pinetree, LLC                                         Delaware
LUK-Shop, LLC                                             Delaware
LUK-TTP, LLC                                              Delaware
LUK-Visible, LLC                                          Delaware
MK Gold Company                                           Delaware
Neward Corporation                                        Delaware
Omaha Dodge, LLC                                          Delaware
PHX Capital, LLC                                          Delaware
Pinetree Group, LLC                                       Delaware
Rastin Investing Corp.                                    Delaware
RERCO, Inc.                                               Delaware
San Elijo Hills Development Company, LLC                  Delaware
Stillwater Holdings, LLC                                  Delaware
Terra Thermal Power, LLC                                  Delaware
Wedgewood Investments L.L.C.                              Delaware
Rosemary Beach Cottage Rental Company                     Florida
Rosemary Beach Land Company                               Florida
Rosemary Beach Realty, Inc.                               Florida
College Life Development Corporation                      Indiana
Professional Data Management, Inc.                        Indiana
TTP Corporation                                           Nevada
Allcity Insurance Company                                 New York
Empire Insurance Company                                  New York
Leucadia, Inc.                                            New York
Leucadia Investors, Inc.                                  New York
LUK-REN, Inc.                                             New York
HWB Ventures, Inc.                                        New York
Phlcorp, Inc.                                             Pennsylvania
Pine Ridge Winery, LLC                                    Texas
American Investment Bank, N.A.                            United States
American Investment Financial                             Utah
Leucadia Bottling L.L.C.                                  Utah
Leucadia Financial Corporation                            Utah
Leucadia Power Holdings, Inc.                             Utah
Leucadia Properties, Inc.                                 Utah
Silver Mountain Industries, Inc.                          Utah
Telluride Properties Acquisition, Inc.                    Utah
Terracor II                                               Utah
WMAC Investment Corporation                               Wisconsin
LUK-Japan Ltd.                                            British Virgin Islands
MV Gold de Brazil Ltd.                                    Brazil
Compagnie Fonciere FIDEI                                  France
MK Gold de Mexico, S.  de R.L. de.  C.V. (Mexico)         Mexico
Cobre Las Cruces, S.A.                                    Spain

Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2001.